Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Ritter Pharmaceuticals, Inc. is filed on behalf of each of the undersigned.

Date:	July 10, 2015

JAVELIN VENTURE PARTNERS, L.P.
JAVELIN VENTURE PARTNERS I SPV I, LLC

By:	Javelin Venture Partners GP, L.P.
Its:	Managing Member
By:	Javelin Venture Partners GP, LLC
Its:	Managing Member

By:	/s/ Noah J. Doyle
NOAH J. DOYLE
Managing Director

JAVELIN VENTURE PARTNERS GP, L.P.

By:	Javelin Venture Partners GP, LLC
Its:	Managing Member

By:	/s/ Noah J. Doyle
NOAH J. DOYLE
Managing Director

JAVELIN VENTURE PARTNERS GP, LLC

By:	/s/ Noah J. Doyle
NOAH J. DOYLE
Managing Director

/s/ Jed Katz
Jed Katz
Managing Director

/s/ Noah J. Doyle
Noah J. Doyle

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